Exhibit 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           RHEOMETRIC SCIENTIFIC, INC.

         RHEOMETRIC SCIENTIFIC, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That in a Unanimous Written Consent of the Board of Directors of the Corporation dated as of December 20, 2002, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the proposed amendment be considered by the stockholders of the Corporation. The resolution setting forth the amendment is as follows:

               RESOLVED, that the Certificate of Incorporation of Rheometric Scientific, Inc. be amended by changing Article FIRST thereof so that, as amended, said Article shall be read as follows:

               "FIRST: Name. The name of the corporation is "Proterion
                       ----
          Corporation."

         SECOND: That thereafter, pursuant to the resolution of the Board of Directors, the proposed amendment was approved by the stockholders of the Corporation at a special meeting of the stockholders held on January 15, 2003.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Joseph Musanti, its Assistant Secretary, this 15th day of January, 2002.

                                     RHEOMETRIC SCIENTIFIC, INC.

                                     By:/s/ Joseph Musanti
                                        ----------------------
                                         Name:  Joseph Musanti
                                          Title:   Assistant Secretary

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